SUBSCRIPTION AGREEMENT
This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into as of June 27, 2023, by and between Joby Aviation, Inc., a Delaware corporation (“Joby” or the “Company”), and the undersigned subscriber (the “Investor”).
WHEREAS, Joby and the Investor are working together to introduce emissions-free aerial ridesharing services to cities and communities across South Korea (the “Collaboration”); and
WHEREAS, in connection with the Collaboration, and subject to the terms and conditions of this Subscription Agreement, the Investor desires to subscribe for and purchase from Joby, and Joby desires to sell and issue to the Investor in a private placement, 15,037,594 original issue shares (the “Shares”) of Joby’s $0.0001 per share par value common stock (the “Common Stock”), at the per-share purchase price of $6.65, for an aggregate purchase price of One Hundred Million United States Dollars and Ten Cents ($100,000,000.10) (the “Subscription Amount”).
WHEREAS, concurrently with the execution of this Subscription Agreement, Joby and the Investor are entering into a separate registration rights agreement (the “Registration Rights Agreement”).
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and Joby acknowledges and agrees as follows:

1.Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from Joby, and Joby hereby agrees to issue and sell to the Investor, the Shares on the terms and subject to the conditions provided for herein.
2.Closing.
(a)The closing of the purchase and sale of the Shares contemplated hereby (the “Closing”) shall occur on the third (3rd) business day, or earlier as may be mutually agreed by the Investor and Joby, following the execution and delivery of this Subscription Agreement and the Registration Rights Agreement by Investor and Joby (the “Closing Date”). At the Closing, the Investor shall deliver the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Joby in writing prior to the Closing Date. While the signing parties are Joby Aviation, Inc. and SK Telecom, Co., Ltd., transfer of funds will be made to Joby Aero, Inc., a wholly-owned subsidiary of Joby Aviation, Inc. At the Closing and against payment of the Subscription Amount, Joby shall issue the Shares to the Investor, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement and applicable securities laws), and subsequently cause the Shares to be registered in book entry form in the name of the Investor on Joby’s share register. At the Closing, the Investor and Joby shall execute and deliver to each other the Registration Rights Agreement. As used in this Subscription Agreement, “business day” shall mean any day other than a day on which banks in California, U.S.A or Seoul, Korea are required or authorized to be closed.
(b)At the Closing, Joby shall (i) register the Shares on the Foreign Stock Record in accordance with the terms of the Bylaws of Joby (the “Bylaws”), and (ii) deliver evidence of the registration of the Shares on the Foreign Stock Record to Investor.
(c)Prior to or at the Closing, Investor shall deliver to Joby a duly completed and executed Internal Revenue Service Form W-9 or W-8BEN-E, as applicable.
(d)Prior to or at the Closing, Joby shall deliver to Investor a certificate, duly executed by its secretary and dated as of the Closing Date, certifying as to (x) all resolutions adopted by Joby in connection with this Agreement and the Registration Rights Agreement, and the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Shares), and that (y) all such resolutions remain in full force and effect.
3.Lockup
(a)Subject to the exclusion in Section 3(b), the Investor agrees not to Transfer any Shares until the end of the Lock-up Period (the “Lock-up”).

(b)The Investor or any transferees of the Shares permitted under this Section 3(b) may Transfer any Shares it holds during the Lock-up Period (x) to any Controlled Affiliate of the Investor; provided, that, (A) the Shares Transferred to such Controlled Affiliate shall continue to be subject to the Lock-up and (B) any subsequent Transfers by such Controlled Affiliate may be made only to another Controlled Affiliate of the Investor, or (y) to the Company.
(c)For purposes of this Section 3:
(i)The term “Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, is Controlled by, Controls or is under common Control with such specified Person.
(ii)The term “Lock-up Period” means:
(1)for 33.3% of the Shares (rounded down to the nearest whole share), the period beginning on the Closing Date and ending on the one-year anniversary of the Closing Date;
(2)for 33.3% of the Shares (rounded down to the nearest whole share), the period beginning on the Closing Date and ending on the two-year anniversary of the Closing Date; and
(3)for the remaining Shares, the period beginning on the Closing Date and ending on the three-year anniversary of the Closing Date.
Notwithstanding the foregoing, in the event that a definitive agreement that contemplates a Change of Control is entered into after the Closing, the Lock-up Period for any Shares shall automatically terminate immediately prior to such Change of Control. For the avoidance of doubt, no Shares shall be subject to Lock-up from and after the date that is three years after the Closing Date.
(iii)A “Change of Control” shall occur upon (a) the closing of the sale, transfer or other disposition of all or substantially all of the Company’s assets or capital stock, (b) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold directly at least 50% of the voting power of the capital stock of the Company or the surviving entity), or (c) the closing of the transfer (whether directly or indirectly by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s voting securities if, after such closing, such person or group of affiliated persons would hold, directly or indirectly, 50% or more of the outstanding voting stock of the Company in a transaction structured as a business combination (or the surviving or acquiring entity).
(iv)The term “Control” or “Controlled” means the ability to control the management or day-to-day affairs of an entity, whether by ownership, contract or otherwise.
(v)The term “Person” means any individual, general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, firm, corporation, association, incorporated organization, unincorporated organization, trust or other enterprise, or any governmental authority.
(vi)The term “Transfer” means the (A) sale of, offer to sell, contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or otherwise disposition of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).
(vii)The Investor also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Shares describing the foregoing restrictions.
(viii)For the avoidance of doubt, the Investor shall retain all of its rights as a stockholder of the Company with respect to the Shares during the Lock-up Period, including the right to vote any Shares.
4.Further Assurances. At and after the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties may reasonably deem to be practical and necessary to consummate the transactions contemplated by this Subscription Agreement.
5.Joby Representations and Warranties. Joby represents and warrants to the Investor that:
(a)Joby is a corporation validly existing and in good standing under the laws of the State of Delaware, and Joby has the power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.
(b)The Shares are original issue shares (and not treasury shares), duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and duly registered on the Foreign Stock Record (as defined in the Bylaws) in accordance with the terms of the Bylaws, and will not have been issued (i) in violation of or subject to any preemptive or similar rights created under Joby’s certificate of incorporation or bylaws in effect as of the time the Shares are issued or under Delaware General Corporation Law, or (ii) assuming the accuracy of Investor’s accredited investor representations in Section 6 of this Subscription Agreement, in violation of applicable law.
(c)This Subscription Agreement and the Registration Rights Agreement have been duly authorized, validly executed and delivered by a duly authorized representative of Joby. The signature of Joby on this Subscription Agreement and the Registration Rights Agreement is genuine, and the signatory has been duly authorized to execute this Subscription Agreement and the Registration Rights Agreement. Assuming that this Subscription Agreement and the Registration Rights Agreement are validly executed and delivered by Investor by a duly authorized representative of Investor, this Subscription Agreement and the Registration Rights Agreement constitute a legal, valid and binding obligation of Joby, are enforceable against Joby in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity (the exceptions contemplated by Section 5(c)(i) and Section 5(c)(ii), the “Equitable Exceptions”).
(d)The execution, delivery and performance of this Subscription Agreement, including the issuance and sale by Joby of the Shares hereunder, and the Registration Rights Agreement are within the corporate powers of Joby, and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Joby or any of its subsidiaries pursuant to the terms of any contract, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Joby or any of its subsidiaries is a party or by which Joby or any of its subsidiaries is bound or to which any of the property or assets of Joby or any of its subsidiaries is subject, (ii) result in any violation of the provisions of Joby’s organizational documents, including, without limitation, its certificate of incorporation or bylaws, as may be applicable, or (iii) result in a breach or default under or violation of any applicable statute, or any judgment, order, rule or regulation of any court or other tribunal or of any governmental commission or agency or body, domestic or foreign, having jurisdiction over Joby or any of its properties (or that of any of its subsidiaries), provided that, in the case of each of (i) and (iii) any such breach, default or violation does not individually or in the aggregate materially affect the validity of the issuance of the Shares or the authority of Joby to comply with its obligations under this Subscription Agreement and the Registration Rights Agreement.
(e)As of their respective filing dates, all reports required to be filed by Joby with the United States Securities and Exchange Commission (the “SEC”) since August 11, 2021 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no material outstanding or unresolved comments in comment letters received by Joby (or any affiliate or subsidiary thereof) from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(f)Joby is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i)  filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 9 of this Subscription Agreement, and (iv) those required by the New York Stock Exchange (“NYSE”).
(g)As of the date hereof, the authorized share capital of Joby consists of 1,500,000,000 shares of capital stock consisting of 1,400,000,000 shares of Common Stock and 100,000,000 shares of $0.0001 per share par value preferred stock (“Preferred Stock”). As of close of business on the date immediately preceding the date hereof (the “Measurement Time”), 677,432,565 shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued and outstanding. As of the date hereof, 41,616,666 warrants, each exercisable to purchase one share of Common Stock, were issued and outstanding. Between the Measurement Time and the date hereof, Joby has not issued any shares of Common Stock or Preferred Stock, other than the issuance of shares of Common Stock in the ordinary course of business in connection with the exercise of warrants or to employees pursuant to Joby’s equity incentive plan. The total issued and outstanding shares of Common Stock that are registered on Joby’s Foreign Stock Record (as defined in the Bylaws) owned by any person or entity who is not a “citizen of the United States” (as defined in Section 40102 of Subtitle VII of Title 49 of the United States Code, as amended and administrative interpretations issued by the Department of Transportation, its predecessors and successors, from time to time), including any agent, trustee or representative of such person (including (i) for this purpose 17,130,000 shares of Common Stock held by Reinvent Sponsor, LLC and (ii) as of the Closing, the number of the Shares), do not exceed the Permitted Percentage (as defined in the Bylaws).
(h)As of the date hereof, Joby has not received any written communication from a governmental authority that seeks to enjoin the transactions contemplated by this Subscription Agreement or the Registration Rights Agreement.
(i)Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares by Joby to the Investor and the Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.
(j)Neither Joby nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.
(k)As of the date hereof, the issued and outstanding shares of Common Stock of Joby are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE. There is no suit, action, proceeding or investigation pending or, to Joby’s knowledge, threatened against Joby (or any affiliate or subsidiary thereof) by the NYSE or the SEC, including with respect to any intention by such entity to deregister such shares of Common Stock or prohibit or terminate the listing of such shares of Common Stock on the NYSE, excluding, for the purposes of clarity, the customary periodic review of certain periodic reports filed by Joby with the SEC. Joby has taken no action that would be reasonably expected to terminate, or lead to the termination of, the registration of such shares of Common Stock under the Exchange Act prior to the Closing.
(l)There is no (i) material suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or threatened in writing against Joby or (ii) except as previously and expressly disclosed in Joby’s public filings with the SEC prior to the date hereof, judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against Joby.
(m)Joby is not under any obligation to pay any broker’s or finder’s fee or commission (or similar fee) in connection with the sale of the Shares. None of Joby nor its affiliates or subsidiaries have taken any action which could result in Investor being required to pay any such fee or commission.
(n)Joby is not and has not been in the past twelve (12) months an “investment company” or required to register as an “investment company,” in each case within the meaning of the Investment Company Act.
(o)None of Joby, its subsidiaries nor, to Joby’s knowledge, any of its affiliates or any person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under the Securities Act in connection with the sale by Joby of the Shares as contemplated hereby or (ii) cause the sale of the Shares pursuant to this Subscription Agreement to be integrated with prior offerings by Joby for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange on which any of the securities of Joby are listed or designated.
(p) Neither Joby nor any of its officers or directors or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Russia, Belarus, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). To the extent required by applicable law, Joby also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to Joby.
6.Investor Representations and Warranties. The Investor represents and warrants to Joby that:
(a)The Investor is (i) an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.
(b)The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that Joby is not required to register the Shares except as set forth in the Registration Rights Agreement. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Joby or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions. The Investor acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.
(c)The Investor acknowledges and agrees that the book-entry position representing the Shares will bear or reflect, as applicable, a legend substantially similar to the following (provided that such legend shall be subject to removal in accordance with this Subscription Agreement and the Registration Rights Agreement):
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT THESE SECURITIES MAY NOT BE OFFERED, RESOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF BY THE HOLDER ABSENT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT EXCEPT (I) TO THE ISSUER OR A SUBSIDIARY THEREOF, (II) TO NON-U.S. PERSONS PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (III) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE APPLICABLE LAWS OF ANY OTHER JURISDICTION.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN THAT CERTAIN SUBSCRIPTION AGREEMENT, DATED AS OF JUNE 27, 2023, BY AND AMONG THE ISSUER AND THE HOLDER(S) PARTY THERETO. A COPY OF THE SUBSCRIPTION AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
(d)The Investor acknowledges and agrees that the Investor is purchasing the Shares from Joby. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor, by or on behalf of Joby and by any control person, officer, director, employee, agents or representative of Joby, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Joby expressly set forth in (i) Section 5 of this Subscription Agreement, or (ii) the Registration Rights Agreement.
(e)The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including information about the business of Joby and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed Joby’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.
(f)The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Joby, and the Shares were offered to the Investor solely by direct contact between the Investor and Joby. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means including, without limitation, by any form of general solicitation or general advertising. The Investor acknowledges that, in making its investment decision to invest in Joby, it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or entity (including, without limitation, Joby and any of its control persons, officers, directors, employees, agents or representatives), other than the representations and warranties of Joby contained in (i) Section 5 of this Subscription Agreement, or (ii) the Registration Rights Agreement.
(g)The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in Joby’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither Joby, nor any of its advisors or representatives, has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by this Subscription Agreement.
(h)Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Joby. The Investor acknowledges specifically that a possibility of total loss exists.
(i)The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.
(j)The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.
(k)The execution, delivery and performance by the Investor of this Subscription Agreement and the Registration Rights Agreement are within the corporate powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its certificate of incorporation or bylaws, as may be applicable. The signature of the Investor on this Subscription Agreement and the Registration Rights Agreement is genuine, and the signatory has been duly authorized to execute the same, and, assuming that this Subscription

Agreement and the Registration Rights Agreement have been validly executed and delivered by a duly authorized representative of Joby, this Subscription Agreement and the Registration Rights Agreement constitute a legal, valid and binding obligations of the Investor, are enforceable against the Investor in accordance with their terms except as may be limited or otherwise affected by the Equitable Exceptions.
(l)Neither the Investor nor any of its officers or directors or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on a Sanctions List; (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of Russia, Belarus, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a Prohibited Investor. To the extent required by applicable law, the Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to the Investor. The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.
(m)The Investor does not act on behalf of (i) any employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) any plan or an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) any entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) any employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S., or other laws or regulations that are similar to such provisions of ERISA or the Code.
(n)On the Closing Date, the Investor will have sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.
7.Miscellaneous.
(a)The Investor and Joby agree that as of and following the date whereby the Investor and the Company entered into this Subscription Agreement, the Investor shall not be afforded any of the following within the meaning of Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations (the “DPA”): (i) “control” of the Company; (ii) access to any “material nonpublic technical information” in the possession of the Company; or (iii) any “involvement,” other than through the voting of shares, in “substantive decision making” by the Company regarding: (A) the use, development, acquisition, safekeeping, or release of “sensitive personal data” of U.S. citizens maintained or collected by the Company; (B) the use, development, acquisition, or release of any “critical technology”; or (C) the management, operation, manufacture, or supply of “covered investment critical infrastructure.” In connection with the Collaboration, in the event the Investor and the Company mutually agree that Investor’s access to the Company’s “material nonpublic technical information” is necessary for the Collaboration, the Company and the Investor shall negotiate in good faith an amendment to this Subscription Agreement to enable such access, subject to the receipt of applicable U.S. Government authorizations, including, as required by the DPA, clearance from the Committee on Foreign Investment in the United States.
(b)Without the prior written consent of the other party to this Subscription Agreement, no party to this Subscription Agreement may assign this Subscription Agreement or any rights that may accrue under this Subscription Agreement, nor may any party to this Subscription Agreement delegate any of its obligations under this Subscription Agreement, provided, that Investor may assign this Subscription Agreement or any rights that may accrue under this Subscription Agreement to any wholly-owned subsidiary of Investor without the consent of Joby. Consistent with Investor’s representation and warranty to Joby that it is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, Investor agrees that it shall not sell, transfer, or assign, in a manner consistent with the restrictions on transfer set forth in the Registration Rights Agreement and Section 3 hereto.
(c)Joby may request from the Investor such additional information as Joby may deem necessary to evaluate the eligibility of the Investor to acquire the Shares and the eligibility of the offering for an exemption from registration under the Securities Act, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures, provided, that Joby agrees to keep any such information provided by Investor confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request. The Investor acknowledges that Joby may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Joby.
(d)The Investor acknowledges that Joby will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Joby acknowledges that the Investor will rely on the acknowledgments, understandings, agreements, representations and warranties of Joby contained in this Subscription Agreement.
(e)Joby and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
(f)This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.
(g)This Subscription Agreement (including the schedule hereto) and the agreements contemplated hereby including the Registration Rights Agreement constitute the entire agreement of the parties with respect to the subject matter of said agreements, and said agreements supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter thereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and permitted assigns.
(h)Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, surviving covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.
(i)If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect, provided that each party hereto intends that such invalid, illegal or unenforceable provision will be construed (or otherwise reformed) by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.
(j)This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. THIS SUBSCRIPTION AGREEMENT MAY BE EXECUTED VIA ELECTRONIC SIGNATURE.   “ELECTRONIC SIGNATURE” MEANS (A) THE SIGNING PARTY’S MANUAL SIGNATURE, CONVERTED BY THE SIGNING PARTY TO FACSIMILE OR INDUSTRY-ACCEPTED DIGITAL FORM (SUCH AS A .PDF FILE) AND RECEIVED FROM THE SIGNING PARTY’S CUSTOMARY EMAIL ADDRESS, CUSTOMARY FACSIMILE NUMBER, OR OTHER MUTUALLY AGREED-UPON AUTHENTICATED SOURCE; OR (B) THE SIGNING PARTY’S DIGITAL SIGNATURE EXECUTED USING A MUTUALLY AGREED-UPON DIGITAL SIGNATURE SERVICE PROVIDER, SUCH AS DOCUSIGN OR ADOBE SIGN, AND DIGITAL SIGNATURE PROCESS.  EACH PARTY TO THIS SUBSCRIPTION AGREEMENT (I) AGREES THAT IT WILL BE BOUND BY ITS OWN ELECTRONIC SIGNATURE, (II) ACCEPTS THE ELECTRONIC SIGNATURE OF EACH OTHER PARTY TO THIS SUBSCRIPTION AGREEMENT, AND (III) AGREES THAT SUCH ELECTRONIC SIGNATURES SHALL BE THE LEGAL EQUIVALENT OF MANUAL SIGNATURES.
(k)The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. Notwithstanding anything to the contrary set forth in this Subscription Agreement, or in the Registration Rights

Agreement , in the event of any breach or other dispute arising out of or under this Subscription Agreement, the substantially prevailing party in any legal action, suit, arbitration, mediation or other proceeding based upon this Subscription Agreement shall be entitled to recover from the substantially non-prevailing party its reasonable fees and costs of legal counsel and other advisors, in addition to any other damages and other relief permitted or awarded under applicable law.
(l)All of the representations and warranties contained in this Subscription Agreement shall survive the Closing for twelve (12) months, except that the representations and warranties in Sections 5(a), 5(b), 5(c), 5(d), 5(m), 6(a), 6(d), 6(j), and 6(k) shall survive the Closing for the applicable statute of limitations pursuant to applicable law. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing until the first to occur of (x) the expiration of the applicable statute of limitations pursuant to applicable law, or (y) in accordance with their respective terms.
(m)THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 7(M) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.
(n)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7(N).
8.Non-Reliance and Exculpation. Each of the Investor and Joby acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation or any control person, officer, director, employee, partner, agent or representative of Joby or Investor, as applicable, other than (i) with respect to Investor, the representations and warranties of Joby expressly contained in (x) Section 5 of this Subscription Agreement, or (y) the Registration Rights Agreement, and (ii) with respect to Joby, the representations and warranties of Investor expressly contained in (x) Section 6 of this Subscription Agreement, or (y) the Registration Rights Agreement. Each of the Investor and Joby acknowledges and agrees that neither party shall be liable to the other party or to any of its respective affiliates pursuant to this Subscription Agreement for any other statement, representation or warranty.
9.Press Releases. Joby shall, no later than four (4) business days after the date of this Subscription Agreement (or such earlier time as the parties agree to issue a press release), furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing the issuance of the Shares, including the information required by Item 3.02 of Form 8-K, and, to the extent required under applicable law (as determined by Joby's legal counsel), all material terms of the transactions contemplated by this Subscription Agreement, a copy of the press release (if any), and, in Joby's sole discretion, any other material, non-public information that Joby has provided to the Investor at any time prior to the filing of such Form 8-K. All press releases or other public communications relating to the transactions contemplated hereby between Joby and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of both (i) Joby, and (ii) the Investor (which approval, in either case, will not be unreasonably withheld, conditioned or delayed). The restriction in the second sentence of this Section 9 shall not apply to the extent, and only to the extent, that the public announcement is required by applicable securities law, any governmental authority with appropriate jurisdiction or applicable stock exchange rule; provided, that in such an event, the applicable party shall consult with the other party in advance as to its form, content and timing.
10.Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered, if delivered in person; (ii) on the fifth (5th) business day after dispatch by registered or certified mail; or (iii) on the next business day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice:
If to the Investor, to:
SK Telecom. Co., Ltd.
SK T-Tower, 65, Eulji-ro,
Jung-gu, Seoul, 04539, Korea
Attention: Sangwoo Kim
Email: sean.sangwoo.kim@sk.com
    with copies (which shall not constitute notice) to:
O’Melveny & Myers LLP
23F Meritz Tower 382 Gangnam-daero, Gangnam-gu
Seoul 06232, Korea
Attention: Woojae Kim
Email:     wkim@omm.com
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, CA 94025
Attention: Noah Kornblith
Email:     nkornblith@omm.com
If to Joby, to:
Joby Aviation, Inc.
333 Encinal Street
Santa Cruz, CA 95060
Attention: Legal
Email:      Legal@jobyaviation.com
with copies (which shall not constitute notice) to:
Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, CA 94111
Attention: Brian D. Paulson, Esq.
Email:      brian.paulson@lw.com
or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: SK Telecom, Co., Ltd.	State/Country of Formation or Domicile: Korea
By: /s/ Young Sang Ryu
Name: Young Sang Ryu
Title: President & CEO Date: June 27, 2023
Number of Shares subscribed for: 15,037,594 Shares of Common Stock
Aggregate Subscription Amount: $100,000,000.10	Price Per Share: $6.65
You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Joby.

    [Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Joby has accepted this Subscription Agreement as of the date set forth below.
JOBY AVIATION, INC.
By:        /s/ JoeBen Bevirt
    Name:    JoeBen Bevirt
    Title:    Chief Executive Officer
Date: June 27, 2023

    [Signature Page to Subscription Agreement]

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR
A.    QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):
☐    We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).
** OR **
B.    INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):
1.    ☑ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”
2.    ☐ We are not a natural person.
Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”
☐    Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;
☐    Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐    Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5,000,000;
☑    Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
☐    Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or
☐    Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.
This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.
[Exhibit A to Subscription Agreement]
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